As Filed with the Securities and Exchange Commission on June 19, 2012       File No.333-181276

FORM S-1

Amendment Number 1

SECURITIES AND EXCHANGE COMMISSION

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COURT DOCUMENT SERVICES, INC.
(Exact name of registrant as specified in its charter)
Florida	7380	65-1170540
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1913 South Florida Avenue

Lakeland, Florida 33803

(888) 376-7897   Facsimile:  (888) 801-1644

(Address and telephone number of principal executive offices)

Michael J. Daniels

1913 South Florida Avenue

Lakeland, Florida 33803

 (888) 376-7897

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer.☐	Accelerated filer. ☐
Non-accelerated filer. ☐ (Do not check if a smaller reporting company)	Smaller reporting company. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered[1]	Proposed maximum offering price per unit	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee
Common Stock par value $0.01	586,066	$0.10	$58,606.60	$6.72
Total	586,066		$58,606.60	$6.72

[1] Maximum 586,066 shares of common stock, with no minimum, relate to the Offering by twenty-nine (29) selling security holders.

[2] Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

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COURT DOCUMENT SERVICES, INC.

The Securities Being Offered by Selling Security Holders of Court Document Services, Inc. Are Shares of Common Stock

Shares offered by Security Holders:  586,066

The selling security holders named in this prospectus are offering to sell 586,066 shares of Court Document Services, Inc.’s (“CDSI’s”) common stock through this prospectus and we deem them “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.

CDSI’s common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.10 per share for the duration of the offering.

Management has not made a decision to seek quotation on the OTCBB at this time and there is no guarantee that quotation will be sought.  Until a decision to seek a quotation is made, selling security holders must sell their shares at the fixed price of $.10 per share.  In the event management files an application with FINRA for a quotation and we are cleared by FINRA for quotation, then the selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

CDSI is not selling any shares of its common stock in this offering and therefore will not receive any proceeds from this offering. The shares of CDSI’s common stock being offered through this prospectus will be offered by the selling security holders from time to time for a period ending nine months after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of nine months.  The actual number of shares sold will vary depending upon the individual decisions of the selling security holders.  None of the proceeds from the sale of stock by the selling security holders will be placed in escrow, trust or similar account.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 3 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The Company qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See " Jumpstart Our Business Startups Act" contained herein.

	Per Share	Total
Price to Public, Offering	$0.10	$58,606.60
Underwriting Discounts and Commissions, Offering	-0-	-0-
Proceeds to Court Document Services, Inc.	-0-	-0-

The date of this prospectus is       , 2012

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Dealer Prospectus Delivery Instructions

Until                , 2012 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Court Document Services, Inc. (“Us,” “We,” “Our,” "CDSI,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business

Since incorporation on September 26, 2002, Court Document Services, Inc. has engaged in the operation of a retail non-attorney documentation typing service.

Court Document Services, Inc. will continue to rely on its experience to try to be competitive in the marketing of its document typing service.   We believe that because we use personnel experienced in the typing of legal documents rather than personnel with no legal training we have a competitive advantage.  This is only our belief and is not supported by any study to prove this belief. To support our belief, our Company will continue to use personnel as independent contractors that have specific legal training in legal document preparation. Due to recession that began in 2008 we have seen an increase in the number of non-attorney document typing services in our market area. We believe we can increase our market share due to the quality of our independent contractors; however, there is no guarantee we will be able to do so. By analyzing the advertising of other competitive companies, we know that a “low price” advertising campaign for us will not be successful because competition has brought the pricing of our type of services to essentially the same price.  We believe that by concentrating our efforts on the quality of our personnel while providing for cost effectiveness we can grow and expand our business; however, again, there is no guarantee that we will be successful at achieving growth and expansion. CDSI’s Lakeland office is our sole physical location and our efforts at expansion are focused on gaining additional business for this location through a statewide advertising effort.

While our key employee Daniel Kelson, has over twenty (20) years experience in this area of business, we do not have a competitive advantage over our competitors as a result of this experience. Due to the proliferation of the number of competitors that have entered our target market experience has become less of a competitive advantage.  Being in a market segment with a high number of competitors makes any investment in our Company a high risk.

We do compete with many national document businesses such as LegalZoom, LegalDocs, U.S. Legal Forms, and Law Smart.  These firms have the experienced personnel, years in business, capitalization, and a reputation that make it difficult for us to compete.  As a result of such competition, we will concentrate our efforts on trying to more fully develop the personal, in-home business for our Company in the State of Florida.   We do compete with these firms solely in the State of Florida which is the only state in which we offer our services.

Our State of Organization	We were incorporated in Florida on September 26, 2002. Our principal address is 1913 South Florida Avenue, Lakeland, Florida, 33803. Our phone number is (888) 376-7897.

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The Offering
Number of Shares Being Offered	We are offering to sell up to 586,066 shares of common stock at the fixed price of $0.10 per share for the duration of the offering.
Number of Shares Outstanding After the Offering	2,500,000 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders.
Plan of Distribution

The Offering is made by the selling security holders named in this Prospectus to the extent they sell shares of stock issued and being registered in this Registration Statement. The Company is not registering and shares for sale and will no proceeds from the sale of any shares.  We may or may not seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). Management has made no decision as to whether to seek a listing and will not do so until such time as it can properly make a decision based on the value to the shareholders of such a listing. No assurance can be given that our common stock will be approved for quotation on the OTCBB even if we make application to the OTCBB. Selling security holders, as underwriters, must sell their shares at $.10 per share for the duration of this offering.

Risk Factors

You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3 before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock.  If we decide to seek quotation on the OTCBB, we must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.  We may or may not seek to have a market maker file a Listing Application on our behalf.

Selected Financial Data
	For the Three Months ending March 31, 2012 (Unaudited)	For the Three Months Ending March 31, 2011 (Unaudited)	For the Year Ended December 31, 2011 (Audited)	For the Year Ended December 31, 2010 (Audited)
Balance Sheet
Total Assets	$1,870	$47,872	$804	$40,563
Total Liabilities	$6,334	$4,496	$3,945	$3,712
Stockholder’s Equity	$(4,464)	$43,376	$(3,141)	$36,851
Statement of Operations
Revenue	$40,435	$37,590	$113,239	$113,568
Total Expense	$43,926	$31,065	$153,231	$115,381
Net Income (Loss)	$(3,491)	$6,525	$(39,992)	$(1,813)

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RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred both profits and losses from inception while realizing our revenues and we may never generate substantially more revenues or be profitable in the future.

Risks Relating to Our Business

Economic events have adversely impacted our business and our results of operations and may continue to do so.

Many parts of the world including the United States are currently in a recession and we believe that these weak general economic conditions will continue through the end of 2012 and most likely beyond. The ongoing effects of the housing crisis, high unemployment and the rising of commodities prices may further exacerbate current economic conditions that impact our business. As the economy struggles, our clients may become more apprehensive about the economy and/or related factors, and may reduce their level of discretionary spending. A decrease in spending due to lower consumer discretionary income or consumer confidence in the economy could impact the amount they spend on their legal needs, thereby decreasing our revenues and negatively affecting our operating results. Additionally, we believe there is a risk that if the current negative economic conditions persist for a long period of time and become more pervasive, consumers might make long-lasting changes to their discretionary spending behavior on a more permanent basis.

The current industry downturn is negatively impacting our business with a revenue decline in fiscal 2011.

We had a loss from continuing operations, net of taxes of $39,992 in fiscal 2011.  Our revenues were flat due to the weak economic environment.   If the economic environment deteriorates further, or is prolonged, resulting in continued flat revenues and our actions to respond to these conditions are not sufficient, we could continue to see our revenues flat and we would continue to suffer losses.

Changing discretionary spending patterns and general economic conditions could reduce our client traffic which would have an adverse effect on our revenues.

Purchases of our services are discretionary for our clients and, therefore, we are susceptible to economic slowdowns. In particular, our services cater primarily to clients that have less discretionary disposable income than those attracted to attorney services. We believe that the vast majority of our revenues are derived from working class families that must budget more closely than those with more disposable income. Accordingly, we believe that our business is particularly susceptible to any factors that cause a reduction in disposable income. We also believe that consumers generally are more willing to make discretionary purchases during periods in which favorable economic conditions prevail.

The future performance of the U.S. economy and global economies are uncertain and are directly affected by numerous global and national factors, in addition to other factors that are beyond our control. These factors, which also affect discretionary consumer spending, include among other items, international, national, regional and local economic conditions, disposable consumer income, consumer confidence, terrorist attacks and the United States’ participation in military actions. We believe that these factors have adversely impacted our business and, should these conditions continue, worsen or be perceived to be worsening or should similar conditions occur in the future, we would expect them to continue to adversely impact our business.

There are factors both within and without our control that can cause our results of operations to fluctuate significantly.

A number of factors have historically affected, and will continue to affect, our business revenue including, among other factors:

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our ability to execute our business strategy effectively;

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competition;

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consumer trends;

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and general international, national, regional and local economic conditions.

Our results of operations and revenues could be adversely affected by our inability to expand our operations.

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There are factors which may impact the amount of time and money required for the expansion of our business, including but not limited to, a change in laws that define the unauthorized practice of law, shortages of skilled labor, delays with our independent contractors and their production of client documents and increased competition.

Our growth depends on our ability to expand and operate profitably.

A substantial majority of our historical growth has been due to a thriving economy. When comparing fiscal 2011 to fiscal 2010, revenues were flat due to the continued recession.  Our ability to expand is dependent upon a number of factors, some of which are beyond our control, including but not limited to our ability to:

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find clients with disposable income;

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develop additional sources of marketing that are within our budgetary constraints;

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raise, borrow or have available an adequate amount of money for expansion costs;

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hire, train and retain the independent contractors and other employees necessary to meet staffing needs in a timely manner;

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and successfully promote our services and compete in the market in which we are located.

We are reviewing our business model to determine whether we should consider looking for additional sites for potential future offices. Typically, there has been a “ramp-up” period of six to nine months before an independent paralegal business can achieve its targeted level of performance. This “ramp-up” period, however, could be longer if the weak economic environment continues. The delay in achieving targeted level of performance is usually due to higher operating costs caused by start-up and other temporary inefficiencies associated with opening a new office such as lack of market familiarity and acceptance should we enter new markets.

We may not be able to attract enough clients because potential clients may be unfamiliar with our Company or our services might not appeal to them. As a result, the operating results generated at a new office may not equal the operating results generated at our existing location. In the event we choose to open a new office we may even operate at a loss, which could have a significant adverse effect on our overall operating results.

Our existing senior personnel, management systems, financial controls, information systems and other systems and procedures may be inadequate to support any expansion, which could require us to incur substantial expenditures that could adversely affect our operating results.

Our Company may not be able to compete successfully with other companies offering the same or equivalent services and, as a result, we may not achieve our projected revenue and profitability targets.

If our Company is unable to compete successfully with other businesses in our existing market, we may not achieve growth or historical revenue and profitability targets. Our industry is intensely competitive with respect to price, quality of service, office location, and whether services are offered in our office or at the client’s location. Our independent contractors provide our services at the client’s location when requested by the client.  Where appropriate, a client comes to our central office to complete their transaction.  We compete with national chains and independently owned paralegal services for clients, qualified management and other staff. Compared to our business, our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the market where our business is located or may be located should we choose to expand.

Our success depends in part upon the continued popularity of non-attorney services.

Shifts in consumer preferences away from this type of service could materially adversely affect our operating results. The non-attorney industry is characterized by the continual introduction of new methods and is subject to changing consumer preferences, and purchasing habits. Our success depends in part on our ability to anticipate and respond to changing consumer preferences, as well as other factors affecting our industry, including new market entrants and demographic changes. Most innovation in our industry is related to the use of the internet and standardized forms and if we cannot keep pace with these changes any investment in our stock may be lost.

Continued expansion by our competitors could prevent us from realizing anticipated benefits from growth in our existing office revenue.

Our competitors have opened many businesses in recent years and a key element of our strategy is to expand our sales in our existing market. If we overestimate demand for our services or underestimate the popularity of our competitors, we may be unable to

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realize anticipated revenues from expansion in our current market. Similarly, if one or more of our competitors open new offices in our existing or anticipated markets, revenues in our office may be lower than we expect. Any unanticipated slowdown in demand due to industry growth or other factors could reduce our revenue and results of operations, which could cause our revenue to decline substantially.

If we discover material weaknesses in the financial reporting of prior management it may cause us to restate our financial statements in the event such weaknesses are determined to not be acceptable to financial reporting requirements.

When new management took control on January 31, 2012, it had the responsibility to review the internal controls over financial accounting.  While this review of material weaknesses is ongoing, the discovery of any weaknesses that would require us to restate our financial statements could cause us to expend additional funds that would have a material impact on our ability to generate profits and on the profits of past operations.

Non-attorney legal services have been the target of cease and desist actions and other proceedings alleging, among other things, the unauthorized practice of law. Proceedings of this nature by The Florida Bar, if successful, could result in our ceasing operations.

Our results of operations and liquidity may be adversely affected by legal or governmental proceedings brought by or on behalf of The Florida Bar. In recent years, a number of non-attorney service providers have been subject to lawsuits to cease and desist offering non-attorney services, alleging violations of state law regarding the unauthorized practice of law. A number of these lawsuits have resulted in the closure of some of our competitors. In the event we were named in this type of proceeding we may incur substantial damages and expenses resulting from such a lawsuit, which would increase the cost of operating our business and decrease the cash available for other uses, and may require us to borrow capital or cease operations.

Litigation concerning our ability to offer non-attorney services could impact our results of operations or require us to incur additional liabilities.

Occasionally clients file complaints or lawsuits against non-attorney service providers alleging that they are responsible for a loss or injury they suffered at or after a visit to our Company for services. We may also be subject to a variety of other claims arising in the ordinary course of our business, including contract claims and claims alleging violations of state laws regarding the unauthorized practice of law and similar matters. In addition, we could become subject to class action lawsuits related to these matters in the future. Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend against and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims would materially adversely affect our financial condition, results of operations and liquidity. Adverse publicity resulting from these claims may negatively impact sales.

Taxing authorities may select to audit our federal, state and/or local tax returns from time to time, which may result in tax assessments and penalties that could have an adverse effect on our results of operations and financial condition.

We are subject to federal, state and local taxes in the U.S. Although we believe that our tax reporting is reasonable, if any taxing authority disagrees with the positions taken by the Company on its tax returns, we could have additional tax liabilities, including interest and penalties, which, if material, could have an adverse impact on our results of operations and financial condition.

We may experience higher operating costs, including increases in employee salaries and independent contractor fees, which will adversely affect our operating results if we cannot increase our prices to cover them.

Any increase in the compensation or benefits to our employees or independent contractors, will result in an increase in our operating costs. If we are unable or unwilling to increase our prices or take other actions to offset increased operating costs, our operating results will suffer. Factors that may affect the compensation and benefits that we pay to our independent contractors and employees include local unemployment rates and changes in minimum wage and employee benefits laws. Other factors that could cause our operating costs to increase include fuel prices, cost of gas and electricity, occupancy and related costs, maintenance expenditures and increases in other day-to-day expenses. In addition, various proposals that would require employers to provide health insurance for all of their employees are being considered from time-to-time in the U.S. Congress and various states. The imposition of any requirement that we provide health insurance to all employees could have an adverse effect on our operating performance.

Increases in the minimum wage could increase our labor costs. For example, under the Federal Minimum Wage Act of 2007, on July 24, 2009, the federal minimum wage increased to $7.25 per hour. If we are unable to offset the increased labor costs by increasing our prices or by other means, this could have a material adverse effect on our business and results of operations.

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Our operating results may fluctuate significantly due to the nature of our business and these fluctuations make it more difficult for us to predict accurately and address in a timely manner factors that may have a negative impact on our business.

Our business is subject to fluctuations that may vary greatly depending upon the region in which our particular office is located. These fluctuations can make it more difficult for us to predict accurately and address in a timely manner factors that may have a negative impact on our business. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. In addition, in the past we have incurred, and in the future are likely to incur, a net loss in the fourth quarter due to the nature of our business, with revenues generally being less in the fourth quarter primarily due to our clients spending less on our services during the holiday period.

Our results of operations are affected by a variety of factors, including increased competition, and have fluctuated significantly in the past and can be expected to continue to fluctuate significantly in the future.

Our results of operations have fluctuated significantly in the past and can be expected to continue to fluctuate significantly in the future. Our results of operations are affected by a variety of factors, including:

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the timing of business openings by competitors;

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changes in consumer preferences;

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general economic conditions;

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government regulation; and

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actions by our competitors.

Our office is located in a region that is susceptible to severe unemployment conditions. As a result, declining employment in this area could affect our business, resulting in fewer client visits to the office and otherwise have a material adverse impact on our business. It is our belief that you should not rely on our past results of operations as being indicative of the future.

Negative factors or publicity surrounding our industry could adversely affect consumer choice, which could reduce sales and make our business less valuable.

It is our belief that our competitive strengths include the quality of our independent contractors and management. Therefore we believe that adverse publicity relating to these factors or other similar concerns affects us more than it would competitors that compete primarily on other factors. Any shifts in consumer preferences away from the kinds of services we offer, particularly divorce, bankruptcy and incorporation, whether because of negative publicity or an improving economy, would make our business less appealing and adversely affect our revenues. Adverse changes involving any of these factors could further reduce our client traffic and/or impose practical limits on pricing, which could further reduce our revenues and operating income.

We depend upon clients that cannot afford or do not like to use the services of a licensed attorney, which subject us to the possible risk of a shortage of clients during periods of high employment.

Our ability to maintain consistent business depends in part upon our ability to acquire new clients. Our inability to gain new clients during periods of high employment could increase our costs and could cause a slowdown in business at our office or temporarily close. If we temporarily close our business, we may experience a significant reduction in revenue during the time affected by the closure and thereafter, as our clients may change their habits of using non-attorneys we risk permanent closure. We have no long-term contracts to provide our services to any large group or organization which could provide a stable client base.

We may incur additional costs or liabilities and lose revenues impacting operating results as a result of litigation and government regulation affecting the operation of our business.

Our business is subject to extensive federal, state, and local government regulation, including regulations related to the specific requirements of using independent contractors.  Typically our business license must be renewed annually with the City of Lakeland, Florida and may be suspended or revoked at any time for cause.  The national bar association as well as the Florida bar association maintain a watch over companies providing non-attorney services to insure that the unauthorized practice of law does not occur. In the event one of these organizations determined that we violated the law regarding the unauthorized practice of law and brought a cease and desist action our business would be impacted negatively and an investment in our stock could be lost.

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We could be subject to litigation and governmental fine, censure or closure in connection with issues relating to our services that might be considered to be the unauthorized practice of law. To date, none of these matters has had a material adverse effect on our business, but that may not continue to be the case in the future.

The costs of operating our business may increase if there are changes in laws governing independent contractors, unemployment tax rates, sales taxes or other laws and regulations such as those governing access for the disabled, including the Americans with Disabilities Act. If any of these costs were to increase and we were unable to offset the increase by increasing our prices or by other means, this could have a material adverse effect on our business and results of operations.

The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to “Court Document Services” and other names and marks used by our business, which could adversely affect the value of the CDSI’s brand.

We have not registered the “Court Document Services” mark used by our business as a trade name in Florida or any state or the United States Patent and Trademark Office. The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

Any new indebtedness may adversely affect our financial condition, results of operations, limit our operational and financing flexibility and negatively impact our business.

Any revolving credit facility, and other debt instruments we may enter into in the future, may have negative consequences to the Company, including but not limited to the following:

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our ability to obtain financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

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we may use a substantial portion of our cash flows from operations to pay interest on any new indebtedness, which will reduce the funds available to us for operations and other purposes;

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our level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

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our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

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our level of indebtedness may make us more vulnerable to economic downturns and adverse developments in our business.

We expect that we will depend primarily upon our operations to provide funds to pay our expenses and to pay any amounts that may become due under any new credit facility and any other indebtedness we may incur. Our ability to make these payments depends on our future performance, which will be affected by various financial, business, economic and other factors, many of which we cannot control.

We could face labor shortages that could slow our growth and adversely impact our ability to operate our business.

Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified independent contractors necessary to keep pace with our anticipated increase in sales and meet the needs of our existing business. A sufficient number of qualified individuals of the requisite caliber to fill these positions may be in short supply. Any future inability to recruit and retain qualified individuals may delay our ability to increase the sales at our business. Any such delays, any material increases in employee turnover rate or any widespread employee dissatisfaction could have a material adverse effect on our business and results of operations.

We depend on the services of key a key executive, the loss of whom could materially harm our business and our strategic direction if we were unable to replace them with executives of equal experience and capabilities.

Our senior executive, Michael J. Daniels, is important to our success because he is instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging any necessary financing. Losing the services of Mr. Daniels could adversely affect our business until a suitable replacement could be found. Mr. Daniels and our Secretary/Treasurer, Ms. Deborah Igoe are not bound by employment agreements with us. We do not maintain key person life insurance policies on any of our executives.

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We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel. We estimate that it will cost approximately $15,000 annually to maintain the proper management and financial controls for our filings.  In addition, as a public company we are required to document and test our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, so that our management can certify as to the effectiveness of our internal controls and our independent registered public accounting firm can render an opinion on the effectiveness of our internal controls over financial reporting, which requires us to document and test the design and operating effectiveness of our internal controls over financial reporting. If our management is unable to certify the effectiveness of our internal controls or if our independent registered public accounting firm cannot render an unqualified opinion on the effectiveness of our internal controls over financial reporting, or if material weaknesses in our internal controls are identified, or if we fail to comply with other obligations imposed by the Sarbanes-Oxley Act rules relating to corporate governance matters, we could be subject to regulatory scrutiny and a loss of public confidence, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

No dividends were declared during 2011 and 2010.  We have not paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 586,066 shares of common stock, being registered for sale by the selling stockholders. If additional shares of our common stock become available for resale in the public market pursuant to other offerings, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

If we fail to continue to comply with the listing requirements of the OTCBB, the price of our common stock and our ability to access the capital markets could be negatively impacted.

We may or may not apply to have our common stock listed on the OTCBB. If we choose to do so we will be subject to certain continued listing standards. We cannot provide any assurance that we will be able to continue to satisfy the requirements of the OTCBB’s continued listing standards. A delisting of our common stock could negatively affect the price and liquidity of our common stock and could impair our ability to raise capital in the future.

Our stock price will be extremely volatile.

The trading price of our common stock will be subject to wide fluctuations in response to announcements of our business developments or those of our competitors, quarterly variations in operating results, and other events or factors. In addition, stock

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markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our stock.

We will not have an underwriter for our offering and so we cannot guarantee how much, if any, of the offering will be sold.

The common shares offered are being offered by our existing security holders. We have not retained an underwriter to assist in offering the common shares. Our security holders have limited experience in the offer and sale of securities, and as a result, they may be unable to sell any of the common shares.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 500,000,000 shares of common stock, of which 2,500,000 shares of common stock are issued and outstanding as of January 31, 2012. Our board of directors has the authority to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Since our securities are subject to penny stock rules you may have difficulty selling your shares.

Our shares of common stock are “penny stocks” and are covered by Section 12(g) of the 1934 Securities and Exchange Act which imposes additional sales practices which requires broker/dealers who sell Court Document Services, Inc.’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and furnishing monthly account statements.  For sales of our securities a broker/dealer must make a special suitability determination and receive from its client a written agreement prior to making a sale.  The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

Our Amended and Restated Articles of Incorporation provide for one class of blank check preferred stock solely at the discretion of the Board of Directors.

Our Board of Directors may, at its sole discretion, issue stock from our authorized blank check preferred class.  Shareholders do not have any control regarding the issuance of any shares from this class and may be adversely affected by any such issuance or subsequent sale in the form of dilution, voting, and value of their shares.  The preferred shares may also be issued with preferences or rights that may adversely affect the holders of our common stock.

Since our President/Treasurer, Michael J. Daniels, is also our Chief Financial Officer and controlling shareholder, there may be a conflict of interest for Mr. Daniels for our Company and his other business interests.

Our President/treasurer is our Chief Financial Officer and our controlling shareholder.  Mr. Daniels has the ability to control all business matters and he has clients from his consulting business that may cause a conflict with his acting independently regarding our Company.  Such a conflict of interest would likely cause investors to lose all or part of their investment in the event decisions made on behalf of her clients from her law practice were to be placed ahead of the interests of our Company.

At the present time our Officers and Directors provide their services on an unpaid basis and may not be able to continue their services without pay.

Since our Company is not currently operating with earnings and cash flows to support officer and director salaries, our Officers and Directors work on an unpaid basis.  If and when our Company has increased its operations to support salaries, both of our Officers/Directors will be compensated at the rate of $26,000 per year, which compensation will be adjusted annually based on individual performance and performance of the Company.  Revenues and earnings, as well as sufficient cash flow, will be considered when determining when salaries may be available to our officers and directors.  Cash flows must be sufficient to meet the monthly cash needs of the business.  Earnings are determined quarterly and will be analyzed along with our cash flows to determine if there is sufficient cash remaining after all expenses are paid to commence salaries for Mr. Daniels and Ms. Igoe.  Until then, there is a risk that our officers and directors may need to find work elsewhere to supplement their income, distracting them from our operations resulting in poor quality control and a loss of clients and business.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “project,” “likely,” “will,” “would,” “could” and words or phrases of similar meaning. They may relate to, among other things:

•

a reduction in consumer and/or business spending in our market due to business layoffs or budget reductions, negative consumer sentiment, access to consumer credit, events or occurrences affecting the securities and/or financial markets, occurrences affecting our common stock, housing values, changes in federal, state, foreign and/or local tax levels or other factors;

•

risks relating to the business industry and our business, including competition, changes in consumer tastes and preferences, risks associated with expanding our business, increases in energy costs, demographic trends, traffic patterns, weather conditions, independent contractor availability, benefits and cost increases, litigation judgments or, government regulation, our ability to maintain adequate financing facilities, our liquidity and capital resources, prevailing interest rates and legal and regulatory matters;

•

public health issues, including, without limitation risks relating to the spread of pandemic diseases;

•

legal proceedings and regulatory matters; and

•

other risks detailed in “Risk Factors” herein and in our reports filed from time to time with the SEC.

Additionally, our ability to expand our business is dependent upon various factors, such as the availability of capital on favorable terms, the ability to obtain various government permits and licenses, and the recruitment and training of skilled management and business employees.

All forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive and governmental factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include those discussed in “Risk Factors.” Given these risks and uncertainties, we urge you to read this prospectus completely with the understanding that actual future results may be materially different from what we plan or expect. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements made in this prospectus may not prove to be correct.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 586,066 of our outstanding shares of common stock will be eligible for sale under the Securities Act.  We will not receive any proceeds from the sale of the common stock offered through this prospectus.  We will however incur all costs associated with this registration statement and prospectus.  There is no minimum amount of shares that must be sold during this offering.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings. The selling security holders paid $250-$500 for their shares, or approximately $0.02 per share.  Selling at the offering price of $0.10 per share provides a small profit which we believe is a fair return on their investment.  Among other factors considered were:

•

Our nine (9) full year’s operating history,

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Our current share book value; and

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•

Our management expertise.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 586,066 of the 2,500,000 shares of our common stock issued to them. Selling security holders, both non-affiliates and affiliates, are considered “underwriters” under the Securities Act of 1933, as amended, and as such must sell their shares at the fixed price of $0.10 per share for the duration of the offering or until the stock is quoted on the OTCBB or other exchange then at which time the selling security holders may sell at the prevailing market price or at privately negotiated prices. We will not receive any proceeds from such sales. The sale of the securities by the selling security holders is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to our Company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

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Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus[1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete		Position, office or other material relationship to the Company within last three years
				If All Shares sold[2]	If No shares sold[3]
Deborah Igoe	25,252	1%	25,252	0%	1%	Secretary
Soren Asadou	25,252	1%	25,252	0%	1%
Catherine A. Bradaick	25,252	1%	25,252	0%	1%
William B. and Wilma J. Harrison[4]	25,252	1%	25,252	0%	1%
William B. Harrison, II and Belvey Harrison[4]	25,252	1%	25,252	0%	1%
Joseph and Ruth Scutero	25,252	1%	25,252	0%	1%
William B. Harrion, III[4]	25,252	1%	25,252	0%	1%
William Eckert	25,252	1%	25,252	0%	1%	Spouse of Secretary
Lynnette J. Harrison[4]	25,252	1%	25,252	0%	1%
Donald and Catherine Hejmanowski JTWROS	25,252	1%	25,252	0%	1%
Jennifer Thomas [8]	25,252	1%	25,252	0%	1%
Patrick A. Thomas [8]	25,252	1%	25,252	0%	1%
Jerry Neel, Jr. [7]	25,252	1%	25,252	0%	1%
Marisu Neel [7]	12,626	0.0051%	12,626	0%	0.0051%
Dylan Kepes [6]	17,676	00071%	17,676	0%	0.0071%
Mark and Deborah Kepes [6]	17,676	0.0071%	17,676	0%	0.0071%
Damon Kepes [6]	17,676	0.0071%	17,676	0%	0.0071%
Eileen Love	17,676	0.0071%	17,676	0%	0.0071%
Meshel & Joseph Coleman	17,676	0.0071%	17,676	0%	0.0071%
Rolland and Betty Owens	17,676	0.0071%	17,676	0%	0.0071%
Heather Hedrick	17,676	0.0071%	17,676	0%	0.0071%
Karen Wolfson	12,626	0.0051%	12,626	0%	0.0051%
Larry Chapman	12,626	0.0051%	12,626	0%	0.0051%
Martin Mink	12,626	0.0051%	12,626	0%	0.0051%
Chad Sparks [5]	17,676	0.0071%	17,676	0%	0.0071%
Keri L. Sparks [5]	12,626	0.0051%	12,626	0%	0.0051%
Brandi J. Peachey	12,626	0.0051%	12,626	0%	0.0051%
Douglas P. Zolla, Jr	12,626	0.0051%	12,626	0%	0.0051%
Totals:	586,066	13.05%	586,066	0%	13.05%

1 On January 31, 2012 the par value of the stock was changed from $1.00 to $0.01.  In addition, the Board of Directors approved of a forward stock split of 5,000:1 resulting in a forward increase in the sole shareholders’ shares from 500 to 2,500,000.

[2] The percentage of shares held in the event the Selling Security Holders sell all of their 586,066 shares offered in the Offering.

[3] The percentage held in the event the Selling Security Holders sell none of their 586,066 shares offered in the offering.

[4] William B. and Wilma J. Harrison are the parents of William B. Harrison II and Lynnette J. Harrison, and the grandparents of William B. Harrison III.  They  are of legal age, live in separate residences and have sole and dispositive rights over the disposal of their shares, and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by each other.[5]Chad and Keri Sparks are siblings who are of legal age, live in separate residences and have sole and dispositive rights over the disposal of their shares, and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by each other.

[6]Mark and Deborah Kepes and Damon and Dylan Kepes are father and mother and sons, respectively.  Damon and Dylan are of legal age, live separate and apart from each other (and their parents) and have sole and dispositive rights over the disposal of their shares, and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by each other or their parents.

[7] Jerry and Marisu Neel are husband and wife.  Accordingly, each is deemed to be the beneficial owners of their spouse’s shares.

[8] Patrick and Jennifer Thomas are husband and wife.  Accordingly, each is deemed to be the beneficial owners of their spouse’s shares.

All of the shares offered by this prospectus may be offered for sale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions.   Management has not made a decision to seek quotation on the

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OTCBB at this time and there is no guarantee that quotation will be sought.  Until a decision to seek a quotation is made (and we are cleared for quotation), selling security holders must sell their shares at the fixed price of $.10 per share.  Should a trading market develop on an exchange, selling security holders may sell at the prevailing market price.  If we file a successful application with FINRA and we are cleared for quotation, only then will the selling security holders be able to also sell their shares in open market transactions in the over-the-counter market at prevailing market prices. The selling shareholders may affect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders has been declared an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the offering they will own no shares in our Company upon completion of the offering.

Each selling shareholder acquired their shares under the exemption provided by Rule 4(2) of the Securities Act of 1933, as amended.  The shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends, family and personal business acquaintances of the President, Michael J. Daniels and our Secretary, Deborah Igoe.  Each individual had specific knowledge of the Company’s operation that was given to them personally by our officers.  Each individual is considered educated and informed concerning investments such as the $250-$500 investment in our Company.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of nine months after this registration statement is declared effective. The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

•

On such public markets as the common stock may from time to time be trading,

•

In privately negotiated transactions,

•

Through the writing of options on the common stock,

•

In short sales, or

•

In any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share for the duration of the offering. We may or may not apply to have our common stock traded on the OTCBB.  Should we choose not to apply a public market for our common stock may never materialize.

Each security holder invested from $250 to $500 for the purchase of their shares for a total investment of $11,050.  Our President/Treasurer Michael J. Daniels, who is not a selling security holder, invested a total of $50,350 for the shares he acquired. Upon effectiveness of this registration statement, the selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer, participating in such transactions as agent, may receive a commission from either the selling security holder or, if they act as agent for the purchaser of such common stock, from the purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.  The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered.

We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus.

As of May 31, 2012, we have expended approximately $10,005 of the estimated $14,005 cost of this offering. Of the offering costs expended so far we have spent monies for accounting fees, PCAOB audit fees, stock transfer agent fees and our filing fee with the SEC.  We are bearing all costs relating to the registration of the common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling security holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of shares of our common stock. The selling security holders are deemed underwriters as defined in the 1933 Securities Act, as amended, and any broker-dealers who execute sales for the selling security holders are "underwriters" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling security holders sell their common stock, they must comply with applicable law and may, among other things, be required:

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•

Not to engage in any stabilization activities in connection with our common stock;

•

Furnish each broker or dealer through which shares of our common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

Not to bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holder is distributing shares covered by this prospectus. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Mr. Daniels has over thirty-five (35) years of business experience.  He has been involved in start-up companies as well as companies needing an experienced executive to help the business gain market share and reduce expenses to increase profits.  His skills working with financial professionals such as C.P.A.’s, accountants and P.C.A.O.B. Auditors provide us with the ability to keep our internal controls over financial accounting consistent with the requirements of Regulation S-K Item 308, Internal Control Over Financial Reporting.

Ms. Igoe has been a business owner for over ten (10) years.  Ms. Igoe has been the owner or majority shareholder in a number of small businesses that she has owned.  She has gained her experience in accounting and finance while working with C.P.A.’s and accountants.  In addition, Ms. Igoe has experience at business operations and developing business models for business operations.

Table 2.0 Directors and Executive Officers

Name	Age	Position
Michael J. Daniels	65	President/Treasurer/Chairman of the Board of Directors[1]
Deborah Igoe	50	Secretary [2]

[1] This is the second directorship held by Mr. Daniels in a company that has filed a registration statement or any public company.  Mr. Daniels became President subsequent to his purchase of stock in our Company on January 31, 2012.  Mr. Daniels was an officer/director in Cheetah Consulting, Inc. n/k/a Vision Industries.  Mr. Daniels resigned his position in this company in 2005.

[2] This is the first position as an officer in a public company for Ms. Igoe.

Background of Executive Officers and Directors

- Michael J. Daniels has served as our President/Treasurer and Chairman of the Board of Directors since we acquired control of the business on January 31, 2012. Mr. Daniels has worked as a business owner and consultant for the last ten (10) years for 5 Dogs Inc. and Cheetah Consulting, Inc.  Mr. Daniels holds a B.A. in Management from Webster University.  As a business owner and consultant he was responsible for conducting due diligence on various businesses from determining the value of a private business to negotiating

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the purchase of a business.  Once he acquired a business he was responsible for all employee hiring and training; instituting accounting procedures; compliance with all state and federal regulations, if any; and advertising.  It is Mr. Daniels’ skills in business management that we believe made him an ideal fit for this company.  Mr. Daniels will work 20 hours per week for our Company and provide consulting services on an ongoing basis to his prior clients.

- Deborah Igoe has served as our Secretary since we acquired control of the business on January31, 2012. Ms. Igoe has been a small business owner for more than the last ten (10) years.  She has been responsible for the leasing and build-out of high-end beauty salons.  She has provided the interior and systems design used in the operations of the business.  She has negotiated independent contractor agreements; insurance policy implementation and the financial systems and controls of the businesses.  Advertising and customer service have been a particular area of concentration for Ms. Igoe.  She will work whatever number of hours required by the business of our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of January 31, 2012, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 3.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Deborah Igoe 1913 South Florida Avenue Lakeland, FL 33803	25,252	0	1%	0%
Common Stock	Michael J. Daniels 1913 South Florida Avenue Lakeland, FL 33803	1,913,934	1,913,934	76.56%	76.56%
Common Stock	All Executive Officers and Directors as a Group	1,939,186	1,913,934	77.56%	76.56%
[1] The percentages assume that all of the shares being offered in this registration are sold.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 500,000,000 shares of common stock, $0.01 par value per share, of which 2,500,000 shares are issued and outstanding.  This prospectus is offering 586,066 of our issued and outstanding shares, which are held by the selling security holders.  Upon the effectiveness of this registration statement, of which this prospectus forms a part, we will have 586,066 outstanding common shares registered for sale by our selling security holders in accordance with the Securities Act of 1933.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up,

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after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

Pursuant to the legal opinion of Harrison Law, P.A., all of the issued and outstanding shares of common stock being registered in this registration statement are duly authorized, fully paid, validly issued, and non-assessable.  Harrison Law, P.A.’s legal opinion regarding the issued and outstanding common stock appears elsewhere as an exhibit to this prospectus.

Preferred Stock

Our Amended and Restated Articles of Incorporation authorize the issuance of one class of preferred blank check stock to be issued solely at the discretion of the Board of Directors.  No preferred blank check stock has been defined or issued as of January 31, 2012.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

No dividends have been paid since our incorporation on September 26, 2002. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 586,066 outstanding common shares registered for sale by our selling security holders in accordance with the Securities Act of 1933.  Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

We currently have no shareholder holding shares that are eligible to be sold under Rule 144 of the Securities Act of 1933, as amended.

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Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer Inc., 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida, to act as our transfer agent and registrar.

INTEREST OF NAMED EXPERTS AND COUNSEL

Drake and Klein CPAs, an independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Drake and Klein’s report is given based on their authority as an expert in accounting and auditing.  Drake and Klein CPAs has provided audited financials for Court Document Services, Inc. for December 31, 2011 and December 31, 2010.

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement; she has an indirect interest in the Company.  Ms. Harrison is the spouse of our President Michael J. Daniels and she is providing the legal opinion on the validity of our common stock.  Accordingly, there may be a conflict of interest.  Such conflict of interest would likely cause investors to lose all or part of their investment in the event decisions made on behalf of her spouse were to be placed ahead of the interests of our Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do include a provision for indemnifying, to the fullest extent permitted by law, a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article XV, Section 3, permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Court Document Services, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The Company was incorporated under the laws of the State of Florida on September 26, 2002 under the name Court Document Services, Inc.  The company was organized to type and prepare documents at the direction of clients to file with state and federal bodies. The Company does not have any subsidiaries or related companies.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business model within the next twelve months.  In the event we need to raise additional capital, we will seek funds from private sources, as well as the sale of stock in our Company.  In the event our Company chooses to sell stock it will file a Form D with the Securities and Exchange Commission and prepare a private placement memorandum for distribution to accredited investors. Management believes that it does have a fiduciary responsibility to its shareholders and under specific circumstances, those that will create additional shareholder value, the Company will consider a merger, acquisition, roll-up or other business combination to increase shareholder value.

The Company has had no related transactions with any related persons, promoters or control persons that have had an interest in our business.

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DESCRIPTION OF BUSINESS

Business Development

Court Document Services, Inc. (“CDSI”) was incorporated on September 26, 2002 under the laws of the State of Florida. With nine (9) years of operation, the business has had losses during our nine (9) years in business.  The business has always been a “C” corporation for tax purposes however since Mr. Kelson was the sole shareholder and he had an accountant preparing his tax returns there were expenses that were recorded that were allowed by the tax code that caused the company to not be profitable in many years.  After new management took over and hired a P.C.A.O.B. firm to audit its financial statements a more precise picture of the profit and losses of the company is available for the last two (2) years.  Both of these two years had losses.  With the correct accounting now in place we believe a more accurate picture of the profits and losses of the company will be available.

CDSI currently sells to the public at large.  We are in a commercial building that has approximately twelve (12) offices spaces with our Company occupying one (1) unit comprising approximately 800 square feet.  The office space has 2 desks and 4 chairs with a desktop computer system, printer/scanner, ancillary equipment, and office supplies and all of the related equipment for use in a business; all of which has been fully depreciated over the last ten (10) years. The office is located on a main artery of the City of Lakeland that runs from the far south of the city to the far north of the city.  This location was originally chosen for its exposure to the high volume of drive-by traffic daily.

Mr. Daniel Kelson, our founder and former President, developed the business model for Court Document Services, Inc. capitalizing on his expertise and experience from his ten (10) years as general manager of the business when it was a sole proprietorship prior to incorporation. The business model is geared to the public at large.  We process our clients’ documents from our office location or our independent contractors may process their work from home and submit their work to the home office for final review prior to be delivered to the client. Our independent contractors make a visit to a client’s location when requested by the client. Since we must not violate the unauthorized practice of law statutes our independent contractors must know the law and take a clients’ information within the purview of the state of Florida laws.  In addition, the independent contractors must have approval from the home office prior to accepting a potential client.  To capitalize on the experience of Mr. Kelson, who has remained as our Vice President of Operations, our Company continues to keep abreast of the State of Florida and its rulings regarding the unauthorized practice of law. It is our belief that to maintain a strict adherence to the State of Florida and its rulings regarding the unauthorized practice of law,  we need to have an individual with the experience to observe our independent contractors at work as well as research rulings handed down regarding our type of work.

We are currently developing a business model to provide services for those people who are currently outside the service area of our current independent contractors.  Many of our competitors that offer services similar to ours work as Internet providers only and do not have a physical office where clients can go for contact with the company as well as they do not have people working in the field.  We believe that this is a market that can be penetrated more fully than has been done in the past by The Company.  As of January 31, 2012 all of our revenue was derived from our document typing service business.

An area that our Company is trying to incorporate into the business model is sub-contracting our services to companies and law firms for the preparation of legal documents.  It is our belief that many small law firms or individual practitioners could benefit from our services.  In our experience the cost of maintaining a full-time employee versus using a contractor to perform routine tasks is higher.  To assist the sole practitioner and small law firms with this cost we are preparing a proposal that we can present that will help reduce the labor costs.  We are currently compiling a list of the small law practices and sole practitioners in the State of Florida to determine those we believe could take advantage of our services.  In addition, we are seeking to place advertising in the State of Florida Bar Association newsletter to try to attract the attention of our target market firms.

Past President Daniel Kelson historically tracked sales by the hour to determine the optimum hours of operation.  We operate daily from 8:30 a.m. to 5:00 p.m. Monday through Friday with Saturday appointments available.

Mr. Kelson resigned his position as President with the Company on January 31, 2012 when he sold all of the stock in the corporation to the current shareholders.  He remains as Vice President of Operations.  The change in ownership was due to Mr. Kelson’s personal decision to sell his ownership in the company.  Mr. Kelson believed that with new ownership that had more business experience the company could grow and have more potential to be profitable.  The new owners purchased their shares on the basis that a registration statement would be filed to be in full compliance with all applicable state and federal securities laws regarding the ownership of their shares.

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Our Business

(1) Principal Products or Services and Their Markets

We provide document preparation and typing services to the general public on an appointment basis.  We currently offer our services to people needing the assistance in the preparation of divorce documents and bankruptcy petitions as the primary documents.  In addition, we prepare corporate, limited liability company, partnership, and other business entity documents at the direction of our clients.

Our document typing services are designed to meet the standards set for non-attorney documentation preparation companies such as ours.  Our work that is used by our clients to file with the State of Florida as well as the Federal Bankruptcy Court is prepared with our Company acknowledgment on the documents as required by the State of Florida and the Federal Bankruptcy Court.

While we offer our services to the public at large, we are trying to expand our business to include business to business services.  We make use of our own website www.court-documents.com to target the typical individual that may be in need of our services in our target market area.  We began using advertising in local publications and found this approach to be effective.  Now, our advertising campaign consists primarily of the Internet and advertising in local publications in our larger markets.

(2) Distribution Methods of Our Products

The primary delivery of our products is through client interviews at the clients’ location or an in office interview from our location. Whether a client comes to our office or one of our independent contractor’s visits the client’s location depends on whether a client requests that our independent contractor comes to their location for the interview.  Our clients’ documents are then processed and sent to the client.  Independent contractors are assigned a geographical area.  Each independent contractor is required to provide their own vehicle and private insurance.  Our sales are comprised of 95% client’s location and 5% in office interviews.

Clients call in from one of our advertising sources or from a referral.  Our Vice President of Operations, Daniel Kelson is responsible for screening all calls and arranging payment prior to services being performed.  Once the appointment is made the client is given a time that our independent contractor will arrive at their location to conduct the full interview and information gathering process.

(3) Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. We do believe however that the quality of our work product is what has allowed our business to remain viable.  Our new President believes that we can develop additional services that will be different from our competitors and will allow us to target a larger market segment.

(4) Our Competition

To compete effectively in our industry, a company must understand and then respond to the specific needs of the client. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer additional product offerings and services not provided by us. Many also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. Consequently, we may encounter significant competition in our efforts to achieve our growth objectives. Our competitors have methods of operation that have been proven over time to be successful.

Since we are in a recessionary period our large competitors have chosen to advertise extremely low prices in an effort to gain sales.  Our former President Daniel Kelson chose not to compete on a price basis and continued an advertising campaign based on quality.  Our incoming President Michael J. Daniels has extensive experience in advertising and our Company has chosen to compete by offering quality and service as the main selling points.  It is too early to be able to analyze the results of this new advertising approach.

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(5) Sources and Availability of Raw Materials

At this time we do not see a critical dependence on any supplier(s) that could adversely affect our operations.  Other than independent contractors we do not rely on the supply of any natural resources for our operations.  With at least four (4) major universities in the State of Florida and given the current state of recession and unemployment we do not anticipate a shortage of potential candidates to use as independent contractors.

 (6) Dependence on Limited Clients

We do not have any limitation on clients at this time.  Presently we are not soliciting business outside of the State of Florida.  If we are able to expand our business we will expand our service area beyond Florida to cover a larger population base.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do own the domain name www.court-documents.com.   We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

•

These agreements will not be breached;

•

We would have adequate remedies for any breach; or

•

Our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Products or Services

There are no federal or state approvals that are required for the specific services that we offer.

(9) Government Regulation

There are no federal or state regulations that require a special business license for our business however the City of Lakeland, Florida requires us to maintain a yearly business license.  We are required to have a local business license as well as a sales tax exemption certificate.  We are not required as a company to maintain worker’s compensation insurance and pay into the Florida unemployment compensation fund since we use independent contractors.  When our new officers and directors begin to receive a salary we will then have to apply for Workers Compensation insurance and pay into the Florida unemployment compensation fund.

As a Florida corporation we must file an annual report with the Department of State in Florida.

(10) Research and Development during Our Last Two Fiscal Years

During the last two fiscal years we do not know of any specific research and development that took place.  Since the change in control on January 31, 2012 we have begun researching the development of different services to be offered.  The cost of our research and development of alternative services are limited and we do not feel the cost of developing additional services will have any significant impact on our profitability.

 (11) Cost and Effects of Compliance with Environmental Laws

As a business we are not subject to federal, state or local environmental laws.

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(12) Our Employees

At May 31, 2012 there are no full-time employees and five (5) independent contractors.  Our former President, Daniel Kelson, was a shareholder in the Company. At the present time, Mr. Kelson is an independent contractor.  Mr. Daniels, our current President and Treasurer, devotes approximately 20 hours per week to the Company.  As the business increases, he will dedicate more of his time to our operations if and when necessary.  In addition, Deborah Igoe our Secretary devotes approximately 20 hours per week to Court Document Services, Inc.  Ms. Igoe has a small business of her own that she also spends time with.  Ms. Igoe will devote whatever time is necessary to accomplish the goals of Company.

Our former President Daniel Kelson is now our Vice President of Operations and is responsible for the daily operations of our Company.  Mr. Kelson works approximately 45-55 hours per week.  He is now paid as an independent contractor.

Our independent contractors provide their services to our company on an as needed basis.  They work from their own home, office or from our office when needed.  When a client makes a request to have the independent contractor come to their location they provide their own transportation to and from the client’s location.

Reports to Security Holders

We will be required to file reports and other information with the U.S. Securities and Exchange Commission (“SEC”) when our registration statement is effective and we are a fully reporting company. You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>. We believe that we will be an electronic filer making our information available through an Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  This information may be found at www.sec.gov.

We are not required by the Florida Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

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The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or

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words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are an operating company that is seeking to expand operations when we believe the current economic downturn has stopped. We have an operating history and have generated revenues in every period in which we have been operational. We have yet to undertake any expansion activity. We believe the economy is in the latter stages of an economic downturn and there is a reasonable likelihood that increased revenues can be derived from our business in the foreseeable future when our economy begins to improve.  If we are able to increase revenues there is no guarantee that we will be able to generate any profits.  We do not believe that our operation will require us to acquire additional capital that can provide our Company cash for its operations over the next twelve (12) months.

Our Board of Directors believes that we cannot expand as an on-going business during the next twelve months since we are in an economic downturn.  Management believes that it must follow a prudent strategy of keeping any profits in our Company to avoid having to take on any debt.  Both of our officers/directors have therefore decided to forego any cash compensation until we believe that the economy has begun to change and our revenues increase accordingly.  We currently use independent contractors for our work product.  Our revenues are derived from the fees paid by clients and our expenses include fees paid to our independent contractors as their payment for their services.

Our future financial success will be dependent on the success of our ability to generate more revenue through an aggressive direct marketing campaign targeting homeowners in our specific target market area. Any significant revenue increases may take years to complete and future cash flows, if any, are impossible to predict at this time.  Since we are in a highly competitive industry where the failure rate for small individual businesses is at an all time high management is developing a business model that will concentrate on cost control with slow business development.

Results of Operations

General

The following table shows our revenues, expenditures and net income for the periods ended March 31, 2012 and March 31, 2011 (unaudited) December 31, 2011 and 2010 (audited).

Table 4.0 Revenues, Expenditures and Net Income

Period Ended:	Revenue	Expenses	Provision For Income Taxes	Net Income (Loss)
March 31, 2012	$ 40,435	$ 43,926	$ 0	$ (3,491)
March 31, 2011	$ 37,590	$ 31,065	$ 0	$ 6,525
December 31, 2011	$ 113,239	$ 153,231	$ 0	$ (39,992)
December 31, 2010	$ 113,568	$ 115,381	$ 0	$ (1,813)

Results of Operations for the Period Ended March 31, 2012

For the year ended December 31, 2011 our revenue decreased to $113,239.  This decrease represents less than a 1% decrease in revenues.  We did incur a loss during the period of $39,992.  We believe our loss is closely related to the downturn in the economy.  Out total number of clients dropped during the fiscal year 2011 which we believe was a direct result of the current state of the economy. Accordingly, we saw an increase in expenses without offsetting revenue increases.   As a direct result of our failure to respond to the continuing decline in the economy, the profits for the fiscal year 2011 were negatively affected.  In order to try to increase business we continued to advertise heavily knowing that there would be no increase in revenues thereby resulting in our large loss.  With the continued recession management believed that it should maintain an advertising program to capture business when the economy began to improve.

Our cash and cash equivalents of $804 represent a decrease of approximately 25.2% from the same period in 2010.  We believe that we will bring in sufficient cash for operations to continue through our next year.  We have begun a cost cutting policy that we believe will allow us to continue operations without the new for additional cash from outside sources.

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Results of Operations for the Year Ended December 31, 2010

For the year ended December 31, 2010 our revenue decreased by $1,643 from year end 2009.  We did incur a loss of $1,813.00 during the period although our net income remained flat.  Our flat revenues and loss we believe tracked closely to the downturn in the economy.  While our numbers were not significantly lower, we believe that management did not accurately prepare for the severe downturn in the economy.

Our cash and cash equivalents of $1,075 represent a decrease from the same period in 2009.  Prior management believed that our Company had sufficient cash for operations to continue through the next year.

Liquidity & Capital Resources

Since inception, our Company has concentrated its efforts in document typing and preparation of papers to be filed with government agencies and departments both federal and state.  Management believed it could capitalize on the number of consumers who preferred using non-attorney services versus paying for their legal services through a licensed attorney.  Our services have to be limited to those documents that the courts and government agencies permit non-lawyers to prepare at the direction of clients.

Our internal liquidity is provided by our operations. Our total current assets exceed our current liabilities due to the fact that the current shareholders purchased the business without any financing and the current revenue is sufficient to pay all of the bills of our Company without any borrowing or terms exceeding weekly payment for any products or services.  Management believes that in the fiscal year 2012 the Company will show a revenue increase and may show a profit however there is no guarantee that we will increase revenues or show a profit.  Management forecasts our profits to be minimal.  Management does believe that revenues are increasing and operations should be sustainable in the long-term of at least twelve (12) months due to the increase in cash flow from sales of our Company.  In the event our Company needs additional funds, our management believes that a small business loan should be obtainable on reasonable terms due to the Company having no debt and owning all of the assets of the corporation free and clear of any encumbrances.   There is no guarantee that such a small business loan will be obtained or if there will be terms that will be suitable for our Company.

In the event we are unable to generate sufficient funds to continue our business efforts, we will seek additional capital through a private placement of our common shares or debt financing.  If we are pursued by a larger company for a business combination we will analyze all strategies to continue our Company and maintain or increase shareholder value.  Under these circumstances we would consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination for the purposes of continuing the business and maintaining or increasing shareholder value.  Management believes its responsibility to maintain shareholder value is of paramount importance, which means the Company should consider the aforementioned alternatives in the event funding is not available on favorable terms to the Company when needed.

In the event cash flow was to tighten, management would consider additional paid in capital to ease our cash flow.

We have not entered into any discussions with any companies, financial institutions, investment banks, broker-dealers, promoters or other parties regarding the pursuit of any business combination that would result in a change in control.  We set forth above the circumstances under which this would occur, keeping in mind the fiduciary responsibility of management to maintain shareholder value.

DESCRIPTION OF PROPERTY

Our principal business address is at 1913 South Florida Avenue, Lakeland, Florida 33803, which is a commercial building fronting a major north/south thoroughfare in the city.  We do not own the building but rent office space of approximately 800 square feet on the premises.  The building is a single story stucco building that is in satisfactory condition. We own our furniture, computer system, ancillary equipment, and office supplies and all of the related equipment purchased for use in a business.  The Company has no leased equipment for business purposes.  All furniture, fixtures and equipment is owned without any liens or encumbrances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors.

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AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. We rely on our President/Treasurer, Michael J. Daniels, for our audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Daniels as both our Company President/Treasurer and our audit committee financial expert is not detrimental to the Company. Mr. Daniels has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Daniels has gained this experience through his experience with public reporting companies as well as coordinating financial statements with various C.P.A.’s.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. Once we are fully reporting with the SEC, we may or may not apply to have our common stock included for quotation on the FINRA OTC Bulletin Board.  However, until such a decision is made and an application is accepted and trading of our stock on the FINRA OTC Bulletin Board begins shareholders who wish to sell their shares will have to sell their shares at the fixed price of $0.10 per share.  In the event the stock is listed on the OTCBB or other exchange, the selling security holders may sell at the prevailing market price or at privately negotiated prices.  There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the FINRA OTC Bulletin Board price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results; announcements of new product innovations, new sales formats, or new services by us or our competitors; changes in financial estimates by securities analysts; conditions or trends in Internet use, such as increased Internet advertising and online ordering by small independent operators or traditional brick and mortar operations; changes in the market valuations of other businesses; announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments; additions or departures of key personnel; sales of common stock; and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for our type of business in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of our business may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are no shares of common stock that could be sold by an affiliated selling shareholder according to Rule 144.

No cash dividends have been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have thirty (30) stockholders of record of our common stock as of January 31, 2012.

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EXECUTIVE COMPENSATION

At the present time both of our Officers and Directors have forgone and cash or stock compensation for their services.  Both Officers believe it prudent to keep the earnings in our Company to continue operations.  If and when our revenues and earnings allow for compensation, both Mr. Daniels and Ms. Igoe will collect a salary of $26,000 per year, which will be adjusted annually according to their performance and the performance of our Company.

Revenues and earnings, as well as sufficient cash flow, must be considered when determining when salaries may be available to our officers and directors.  Cash flows must be sufficient to meet the monthly cash needs of the business.  Earnings are determined quarterly and will be analyzed along with our cash flows to determine if there is sufficient cash remaining after all expenses are paid to commence salaries for Mr. Daniels and Ms. Igoe.  The amount of compensation to one or both officers will be no more than net profits will allow.

The following table sets forth information concerning the annual and long-term compensation of our President and Secretary/Treasurer, and the most highly compensated employee and/or executive officer who served at the end of the fiscal years December 31, 2011 and 2010, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2011 and 2010, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Table 5.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Daniel Kelson[1]	2011	28,305	-0-	-0-	-0-	-0-	-0-	-0-	28,305
	2010	17,150	-0-	-0-	-0-	-0-	-0-	-0-	17,150
Michael J. Daniels[2], Pres. And Treasurer	2011[4]	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Deborah Igoe[3], Secretary	2011[4]	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1] There is no employment contract with Mr. Kelson at this time. Nor are there any agreements for compensation in the future. Mr. Kelson has sold all of his stock in our Company and has resigned all of his positions. He is now the Vice-President of Operations and is paid as an independent contractor.

[2]There is no employment contract with Mr. Daniels at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[3] There is no employment contract with Ms. Igoe at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[4] Both Mr. Daniels and Ms. Igoe will forgo any cash compensation during the fiscal year 2012. Their experience dictates that any cash compensation at this time would be counterproductive to the financial security of our Company.  Should our Company generate sufficient cash flow and net profits in the fiscal year 2012 both Mr. Daniels and Ms. Igoe will be compensated.  Any compensation will be decided by the Board of Directors, with shareholder approval, if and when profits (after all expenses, excluding income taxes, are paid) allow for salaries to be paid.  In other words, the amount of compensation to one or both officers will be no more than net profits will allow.

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Table 6.0 Outstanding equity awards for 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel Kelson	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael J. Daniels, Pres. and Treas.	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Deborah Igoe, Sec.	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

Pursuant to our By Laws, directors will not be compensated for their services in their capacity as directors. If and when the Company has net profits, after all expenses are paid prior to any income tax being considered, director compensation for actual attendance at each regular or special meeting of the Board may be authorized. At this time, Directors are not paid for meetings attended.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Table 7.0 Director Compensation for 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Daniel Kelson	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael J. Daniels	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Deborah Igoe	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Additional Compensation of Directors

As of January 31, 2012, our directors have received no compensation. Pursuant to our By Laws, directors will not be compensated for their services in their capacity as directors, but may, by resolution of the board, be paid a fixed sum and expenses for actual attendance at each regular or special meeting of the Board.  At this time, Directors’ meeting expenses are not paid.  In the future, such payment will be revisited as the Company’s performance and income improves.  There can be no guarantee that we will ever have profits from which our Directors may receive payment.

Board of Directors and Committees

Currently, our Board of Directors consists of Michael J. Daniels, Chairman and Deborah Igoe, Director.  We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

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DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors believes that since our new management took control on January 31, 2012, our disclosure controls and procedures, developed by our new Chairman/President/Treasurer, Michael J. Daniels, are in keeping with the intent of the regulations.  Mr. Daniels and the full Board of Directors find the Company’s disclosure controls and procedures meet the requirements.  Management has the responsibility for establishing and maintaining adequate controls over the financial reporting of our Company.  Our controls and procedures include, without limitation, those designed to ensure that information to be disclosed is recorded, processed, summarized and reported within the appropriate time periods and that the information is communicated to management, including its principal executive officer and principal financial officer, as appropriate, regarding timely disclosure.  There were no disclosure requirements for 2011 and 2010 except for income tax reporting.

INTERNAL CONTROL OVER FINANCIAL REPORTING

Our Chairman/President/Treasurer, Michael J. Daniels, will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors found no weaknesses in the controls that were established for 2010 and 2011 and through January 31, 2012 when new management assumed control of our Company. As of this filing, our Chairman/President/Treasurer, Michael J. Daniels, believes that the Company will be able to provide timely and accurate reports and keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be additional changes in our internal control over financial reporting, these changes will be made available in our reports filed with the Securities and Exchange Commission.

CODE OF ETHICS

We adopted a Code of Ethics as of January 31, 2012 that applies to our principal executive officer, principal financial officer, and principal accounting officer as well as our employees.   Our complete Code of Ethics is included in this registration statement as an exhibit and is available for viewing on our website, www.court-documents.com.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that an issuer files with, or submits to, the Commission and in other public communications made by our Company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

CORPORATE GOVERNANCE

We are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We have conducted regular Board of Director meetings on the last business Friday of each quarter for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.  We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-K.

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EXPERTS

Certain of the financial statements of Court Document Services, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited or reviewed by Drake & Klein, C.P.A., independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 1, 2012, we engaged Drake & Klein, C.P.A.’s, as our independent auditors. They are our first auditors and we have had no disagreements with Drake & Klein on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Court Document Services, Inc. by Harrison Law, P.A., 6860 Gulfport Blvd. South, No. 162, South Pasadena, Florida, 33707.  The spousal relationship between our President/Treasurer Michael J. Daniels and Diane J. Harrison the President of Harrison Law, P.A. may create a conflict of interest with our Company operating independently by Harrison Law, P.A. providing the opinion of the validity of the shares of the Company.

CONFLICT OF INTERESTS

The President/Treasurer of our Company Michael J. Daniels is the husband of the principal in the firm of Harrison Law, P.A.  This firm is providing the opinion as to the validity of our shares.  There could be a conflict of interest that could arise if a client of CDSI’s was also a client of Harrison Law, P.A. and it was necessary for Harrison Law, P.A. to put the interests of the client above those of CDSI’s.  Currently there are no mutual clients of Harrison Law, P.A. and Court Document Services, Inc.  In the event a client is referred by Harrison Law, P.A. to The Company there is no financial arrangement whereby Harrison Law, P.A. receives any of the monies earned by Court Document Services, Inc.  The only fees paid to Harrison Law, P.A., if any, will be for legal advice and work.

WHERE YOU CAN FIND FURTHER INFORMATION

Court Document Services, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Court Document Services, Inc. has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Court Document Services, Inc. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

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FINANCIAL STATEMENTS

CONTENTS

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Drake & Klein CPAs

A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Court Document Services Inc.

We have audited the accompanying balance sheets of Court Document Services Inc. as of December 31, 2011 and 2010, and the related statements of income, stockholders’ equity, and cash flows for the years then ended. The management of Court Document Services Inc. is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Court Document Services Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Drake & Klein CPAs

Drake & Klein CPAs

April 16, 2012

PO Box 2493 Dunedin, FL 34697-2493 727-512-2743	2451 McMullen Booth Rd. Suite 210 Clearwater, FL 33759-1362

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COURT DOCUMENT SERVICES, INC.

Balance Sheets

For the Years Ended December 31, 2011 and 2010

	As of
	December 31, 2011 (audited)	December 31, 2010 (audited)

ASSETS

Current Assets:
Cash and Cash Equivalents	$ 804	$ 1,075
Due from Shareholders	0	39,488
Total Current Assets	804	40,563

Total Assets:	$ 804	$ 40,563

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable	$ 2,475	$ 1,596
Income Tax Liabilities – deferred revenue	1,470	2,116
Total Current Liabilities	3,945	3,712
Commitments and contingencies (Note 9)

Stockholders' Equity (deficiency):
Common Stock, $0.01 per share par value; 500,000,000 shares authorized; and 2,500,000 issued outstanding	25,000	25,000
Additional Paid in Capital	(24,900)	(24,900)
(Accumulated deficit) Retained earnings	(3,241)	36,751
Total Stockholder’s (Deficiency) Equity	(3,141)	36,851
Total Liabilities and Stockholders' Equity (Deficit)	$ 804	$ 40,563

The accompanying notes are an integral part of these statements.

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COURT DOCUMENT SERVICES, INC.

Statements of Operations

For the Years Ended December 31, 2011 and 2010 (Audited)

	For the Year Ending, December 31, 2011	For the Year Ending, December 31, 2010
Revenue:
Sales	113,239	113,568
Selling, general and administrative expenses	153,231	115,381
Loss from operations	(39,992)	(1,813)
Net Loss	(39,992)	(1,813)

Basic and diluted net loss per share	(0.02)	(0.00)

Weighted average shares outstanding
-Basic and Diluted	2,500,000	2,500,000

The accompanying notes are an integral part of these statements.

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COURT DOCUMENT SERVICES, INC.

Statement of Changes in Stockholders’ Equity (Deficiency)

For the Years Ended December 31, 2011 and 2010

	Common Stock				Additional Paid in Capital	Subscription Receivable	Retained Earnings (Accumulated Deficit)		Total Shareholders’ Equity (Deficit)
	Shares		Amount

Balance as of December 31,2009	500		$500		$-	$(400)	$38,564		$38,664
Stock split 5000:1, authorized January 30, 2012*
Stock split: Old shares	(500)		(500)		100	400	-		-
Stock split: Issue new shares	2,500,000		25,000		(25,000)	-	-		-
Balance at December 31, 2009 as reinstated For Stock split	2,500,000		25,000		24,900	-	38,564		38,664
Net Loss 2010	-		-		-	-	(1,813)		(1,813)
Balance; December 31, 2010	2,500,000		25,000		(24,900)	-	36,751		36,851

Net Loss 2011	-		-		-	-	(39,992)		(39,992)

Balance at December 31, 2011	2,500,000	$	$ 25,000	$	$ (24,900)	$-	$(3,241)	$	$ (3,141)

*A stock split authorized on January 30, 2012 was retroactively applied to all years presented.

The accompanying notes are an integral part of these statements.

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COURT DOCUMENT SERVICES, INC.

Statements Cash Flows

For the Years Ended December 31, 2011 and 2010 (Audited)

	For the Year Ending, December 31, 2011	For the Year Ending, December 31, 2010
Cash Flows from Operating Activities:
Net Income (Loss)	$ (39,992)	$ (1,813)
Adjustments to reconcile Net Income (Loss) to net cash used in operating activities:
Write off of loan payable to shareholder	23,464	-
Write off of receivable from employees	-	200

Changes in operating assets and liabilities:
Prepaid Taxes	-	(3,058)
Loan to shareholder	16,024	686
Accounts payable	879	973
Income tax payable	-	367
Deferred revenue	(646)	2,116
Net Cash Flows Provided (Used) by Operating Activities	(271)	(529)

Net increase (decrease) in cash	(271)	(529)

Cash - Beginning of period	1,075	1,604

Cash – End of period	$ 804	$ 1,075

The accompanying notes are an integral part of these statements.

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Court Document Services, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2011 and 2010

NOTE 1.

NATURE OF OPERATIONS

Organization

Court Document Services, Inc. (the “Company,” “we,” “us,” or “our”) was incorporated under the laws of the State of Florida on September 26, 2002.

Nature of Operations

The Company is a provider of retail non-attorney documentation typing service, based in Lakeland Florida.  The company services the central Florida market.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost.  Depreciation is computed by the straight-line method over estimated useful lives.   The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists at December 31, 2011.

Impairment of Long-lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

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Court Document Services, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2011 and 2010

(Continued)

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue on our products in accordance with ASC 605-10, “Revenue Recognition in Financial Statements”.  Under these guidelines, revenue is recognized on sales transactions when all of the following exist:  persuasive evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured.  The Company has several revenue streams as follows:

•	Sales are recognized at the point of sale or at the time product is delivered to the client.
•	Delivery charges are included in the sales revenue.

Stock-Based Compensation

 The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718.  ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees.  The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.  The Company accounts for non-employee share-based awards in accordance with the measurement and recognition provisions ASC Topic 505-50.  The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option-pricing model.

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $43,813 and $20,027 for the years ending December 31, 2011 and 2010, respectively.

Income Taxes

Beginning September 1, 2009, the Company adopted the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.”   When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  The Company believes its tax positions are all highly certain of being upheld upon examination.  As such, the Company has not recorded a liability for unrecognized tax benefits.  As of December 31, 2011, tax years 2011, 2010 and 2009 remain open for IRS audit.  The Company has received no notice of audit from the IRS for any of the open tax years.

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Court Document Services, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2011 and 2010

(Continued)

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

Effective September 1, 2009, the Company adopted ASC 740-10, “Definition of Settlement in FASB Interpretation No. 48”, (“ASC 740-10”), which was issued on May 2, 2007.  ASC 740-10 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under ASC 740-10.  ASC 740-10 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The adoption of ASC 740-10 did not have an impact on the accompanying consolidated financial statements.

Net Earnings (Loss) Per Share

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period.  Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.   At December 31, 2011 and 2010 there were no potentially dilutes securities.

Recent Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2011 through the date these financial statements were issued.

Subsequent Events

The Company has evaluated subsequent events through April 13, 2012 to assess the need for potential recognition or disclosure in this report.  Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included.

NOTE 3.

RELATED PARTY TRANSACTIONS

During 2011 and 2010, the sole stockholder borrowed and loaned money to the Company as needed.  As of December 31, 2010, the stockholder owed the Company $39,488.  In 2011, the Company was owed $23,464 which was written off as officer compensation of December 31, 2011 and included in Selling, General and Administrative expense.

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Court Document Services, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2011 and 2010

(Continued)

NOTE 4.

COMMITMENTS AND CONTINGENCIES

Legal

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of December 31, 2011, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations, except as noted.

Other Commitments

The Company enters into various contracts or agreements in the normal course of business whereby such contracts or agreements may contain commitments.  There are no firm commitments as of December 31, 2011.

The Company is operating from rented offices in Lakeland on a month and month basis.

NOTE 5.

STOCKHOLDERS’ EQUITY

As of December 31, 2011 and 2010, the Company had 500 shares of common stock authorized with 100 shares issued and outstanding.  The common stock is voting.  In January 2012 the authorized amount was increased to 500,000,000 shares of common stock and a stock split was approved at 5,000:1.   These changes have been retro-actively applied to these financial statements.

The Company has no options or warrants outstanding in either year.

NOTE 6.

SUBSEQUENT EVENTS

On January 30, 2012, the Board of Directors approved the change in the par value from $1.00 to $0.01.  Additionally, it approved a forward split of 5,000 to 1 resulting in the sole shareholder’s shares changing from 500 to 2,500,000.  The Company amended and restated its Articles of Incorporation which authorized the issuance of one class of preferred blank check stock to be issued solely at the discretion of the Board of Directors.

On January 31, 2012, the sole shareholder, Daniel Kelson, sold all of his shares to the current shareholders.  As a result of the change of ownership, Michael J. Daniels was appointed as President, Treasurer, and Chairman of the Board of Directors.  Also, Deborah Igoe was appointed as Secretary.

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Drake & Klein CPAs

A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Court Document Services, Inc.

We have reviewed the accompanying balance sheet of Court Document Services, Inc. as of March 31, 2012, and the related statements of income, stockholders’ equity, and cash flows for the three-months ended March 31, 2012 and 2011.  The management of Court Document Services, Inc. is responsible for these financial statements.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Drake & Klein CPAs

Drake & Klein CPAs

June 12, 2012

PO Box 2493 Dunedin, FL 34697-2493 727-512-2743	2451 McMullen Booth Rd. Suite 210 Clearwater, FL 33759-1362

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COURT DOCUMENT SERVICES, INC.

Balance Sheets

 As of March 31, 2012 and December 31, 2011

	As of
	March 31, 2012 (unaudited)	December 31, 2011 (audited)

ASSETS

Current Assets:
Cash and Cash Equivalents	$ 1,870	$ 804
Due from Shareholders	0	0
Total Current Assets	1,870	804

Total Assets:	$ 1,870	$ 804

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable	$ 4,864	$ 2,475
Deferred Revenue	1,470	1,470
Total Current Liabilities	6,334	3,945
Commitments and contingencies (Note 9)

Stockholders' Equity (deficiency):
Common Stock, $0.01 per share par value; 500,000,000 shares authorized; and 2,500,000 issued outstanding	25,000	25,000
Additional Paid in Capital	(24,900)	(24,900)
Retained earnings (accumulated deficit)	(4,364)	(3,241) 1
Total Stockholder’s Equity (deficiency)	(4,464)	(3,141)
Total Liabilities and Stockholders' Equity (Deficit)	$ 1,870	$ 804

The accompanying notes are an integral part of these statements.

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COURT DOCUMENT SERVICES, INC.

Statements of Operations

For the Three Months Ending March 31, 2012 and 2011

	For the Three Months Ending, March 31, 2012	For the Three Months Ending, March 31, 2011
Revenue:
Sales	40,435	37,590
Selling, general and administrative expenses	43,926	31,065
Loss from operations	(3,491)	6,525
Net Loss	(3,491)	6,525

Basic and diluted net loss per share	(0.00)	(0.00)

Weighted average shares outstanding
-Basic and Diluted	2,500,000	2,500,000

The accompanying notes are an integral part of these statements.

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COURT DOCUMENT SERVICES, INC.

Statements Cash Flows

For the Three Months Ending March 31, 2012 and 2011

	For the Three Months Ending, March 31, 2012	For the Three Months Ending, March 31, 2011
Cash Flows from Operating Activities:
Net Income (Loss)	$ (3,491)	$ 6,525
Adjustments to reconcile Net Income (Loss) to net cash used in operating activities:

Changes in operating assets and liabilities:
Accounts payable	4,557	784
Deferred revenue	1,400
Net Cash Flows Provided (Used) by Operating Activities	1,066	7,309

Net increase (decrease) in cash	1,066	7,309

Cash - Beginning of period	804	1,075

Cash – End of period	$ 1,870	$ 8,384

The accompanying notes are an integral part of these statements.

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Court Document Services, Inc.

Notes to Financial Statements

For the Three Months Ended March 31, 2012 and 2011

NOTE 1.

NATURE OF OPERATIONS

Organization

Court Document Services, Inc. (the “Company,” “we,” “us,” or “our”) was incorporated under the laws of the State of Florida on September 26, 2002.

Nature of Operations

The Company is a provider of retail non-attorney documentation typing service, based in Lakeland Florida.  The company services the central Florida market.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost.  Depreciation is computed by the straight-line method over estimated useful lives.   The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists at March 31, 2012.

Impairment of Long-lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

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Court Document Services, Inc.

Notes to Financial Statements

For the Three Months Ended March 31, 2012 and 2011

 (Continued)

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue on our products in accordance with ASC 605-10, “Revenue Recognition in Financial Statements”.  Under these guidelines, revenue is recognized on sales transactions when all of the following exist:  persuasive evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured.  The Company has several revenue streams as follows:

•	Sales are recognized at the point of sale or at the time product is delivered to the client.
•	Delivery charges are included in the sales revenue.

Stock-Based Compensation

 The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718.  ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees.  The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.  The Company accounts for non-employee share-based awards in accordance with the measurement and recognition provisions ASC Topic 505-50.  The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option-pricing model.

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $16,257 and $11,624 for the three months ended March 31, 2012 and 2011, respectively.

Income Taxes

Beginning September 1, 2009, the Company adopted the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.”   When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  The Company believes its tax positions are all highly certain of being upheld upon examination.  As such, the Company has not recorded a liability for unrecognized tax benefits.  As of December 31, 2011, tax years 2011, 2010 and 2009 remain open for IRS audit.  The Company has received no notice of audit from the IRS for any of the open tax years.

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Court Document Services, Inc.

Notes to Financial Statements

For the Three Months Ended March 31, 2012 and 2011

(Continued)

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

Effective September 1, 2009, the Company adopted ASC 740-10, “Definition of Settlement in FASB Interpretation No. 48”, (“ASC 740-10”), which was issued on May 2, 2007.  ASC 740-10 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under ASC 740-10.  ASC 740-10 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The adoption of ASC 740-10 did not have an impact on the accompanying consolidated financial statements.

Net Earnings (Loss) Per Share

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period.  Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.   At March 31, 2012 and December 31, 2011 there were no potentially dilutes securities.

Recent Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to March 31, 2012 through the date these financial statements were issued.

Subsequent Events

The Company has evaluated subsequent events through June 15, 2012 to assess the need for potential recognition or disclosure in this report.  Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included.

NOTE 3.

COMMITMENTS AND CONTINGENCIES

Legal

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of March 31, 2012, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations, except as noted.

Other Commitments

The Company enters into various contracts or agreements in the normal course of business whereby such contracts or agreements may contain commitments.  There are no firm commitments as of March 31, 2012.

The Company is operating from rented offices in Lakeland on a month and month basis.

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Court Document Services, Inc.

Notes to Financial Statements

For the Three Months Ended March 31, 2012 and 2011

(Continued)

NOTE 4.

STOCKHOLDERS’ EQUITY

As of December 31, 2011 and 2010, the Company had 500 shares of common stock authorized with 100 shares issued and outstanding.  The common stock is voting.  In January 2012 the authorized amount was increased to 500,000,000 shares of common stock and a stock split was approved at 5,000:1.   These changes have been retro-actively applied to these financial statements.

The Company has no options or warrants outstanding in either year.

On January 30, 2012, the Board of Directors approved the change in the par value from $1.00 to $0.01.  Additionally, it approved a forward split of 5,000 to 1 resulting in the sole shareholder’s shares changing from 500 to 2,500,000.  The Company amended and restated its Articles of Incorporation which authorized the issuance of one class of preferred blank check stock to be issued solely at the discretion of the Board of Directors.

On January 31, 2012, the sole shareholder, Daniel Kelson, sold all of his shares to the current shareholders.  As a result of the change of ownership, Michael J. Daniels was appointed as President, Treasurer, and Chairman of the Board of Directors.  Also, Deborah Igoe was appointed as Secretary.

NOTE 5.

SUBSEQUENT EVENTS

There were no events subsequent to March 31, 2012 that required disclosure in theses financial statements.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Court Document Services, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$6.72
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$1,000.00
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$0.00
Transfer Agent's Fees and Expenses	$1,000.00
Miscellaneous	$2,000.00
Total	$14,004.89

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 14   Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Article XV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or his actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

There have been no sales of Court Document Services, Inc.'s common stock without registration during the last three years.

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Item 16.  Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-1. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1*	Amended and Restated Articles of Incorporation
3.2*	Amendment to the Articles of Incorporation
3.3*	Articles of Incorporation
3.4*	By-Laws
5*	Opinion Regarding Legality and Consent of Counsel by Harrison Law, P.A.
14*	Code of Ethics
15.1	Letter re: Unaudited Interim Financial information
23.1	Consent of Experts and Counsel: Independent Auditor's Consent by Drake & Klein, C.P.A.’s
23.2*	Consent of Experts and Counsel: Counsel’s Consent, by Harrison Law, P.A., is included in Exhibit 5
* Exhibit Previously Filed

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale

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prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(ii)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that  a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lakeland, Florida, on June 19, 2012.

(Registrant) COURT DOCUMENT SERVICES, INC.

By: /s/ Michael J. Daniels
Michael J. Daniels
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Date	Name
June 19, 2012	/s/ MICHAEL J. DANIELS
Michael J. Daniels Principal Executive Officer, President, Principal Accounting Officer, Treasurer

June 19, 2012	/s/ DEBORAH IGOE
Deborah Igoe Secretary

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